                                                                     Exhibit 11

                          WYNN'S INTERNATIONAL, INC.
             COMPUTATION OF NET INCOME PER COMMON SHARE - PRIMARY
               (Dollars in Thousands, Except Per Share Amounts)

                                                         Three Months Ended
                                                              June 30
                                                     -------------------------
                                                        1997           1996
                                                     ----------     ----------
Income from continuing operations                    $    6,499     $    5,528
Discontinued operations:
  Income from operations                                    -               36
  Income (loss) on disposal                                 319         (1,540)
                                                     ----------     ----------
Total net income                                     $    6,818     $    4,024
                                                     ==========     ==========

Weighted average number of shares issued             13,044,031     13,652,760
Net shares assumed issued using the treasury stock
  method for stock options outstanding during each
  period based on average market price                  550,319        631,844
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    5,607            -
                                                     ----------     ----------
Common and common equivalent shares                  13,599,957     14,284,604
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.48           $.39
  Discontinued operations:
     Income from operations                                 -              -
     Income (loss) on disposal                              .02           (.11)
                                                     ----------     ----------
  Total                                                    $.50           $.28
                                                     ==========     ==========


                                                          Six Months Ended
                                                              June 30
                                                     -------------------------
                                                        1997           1996
                                                     ----------     ----------
Income from continuing operations                    $   12,801     $   10,251
Discontinued operations:
  Income from operations                                    -               71
  Income (loss) on disposal                                 319         (1,540)
                                                     ----------     ----------
Total net income                                     $   13,120     $    8,782
                                                     ==========     ==========

Weighted average number of shares issued             13,375,583     13,636,457
Net shares assumed issued using the treasury stock
  method for stock options outstanding during each
  period based on average market price                  585,691        589,882
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    4,625            -
                                                     ----------     ----------
Common and common equivalent shares                  13,965,899     14,226,339
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.92           $.72
  Discontinued operations:
     Income from operations                                 -              .01
     Income (loss) on disposal                              .02           (.11)
                                                     ----------     ----------
  Total                                                    $.94           $.62
                                                     ==========     ==========

                                                                     Exhibit 11

                          WYNN'S INTERNATIONAL, INC.
     COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING FULL DILUTION
               (Dollars in Thousands, Except Per Share Amounts)

                                                         Three Months Ended
                                                              June 30
                                                     -------------------------
                                                        1997           1996
                                                     ----------     ----------
Income from continuing operations                    $    6,499     $    5,528
Discontinued operations:
  Income from operations                                    -               36
  Income (loss) on disposal                                 319         (1,540)
                                                     ----------     ----------
Total net income                                     $    6,818     $    4,024
                                                     ==========     ==========

Weighted average number of shares issued             13,044,031     13,652,760
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher              583,490        647,546
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    5,607            -
                                                     ----------     ----------
Fully diluted shares                                 13,633,128     14,300,306
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.48           $.39
  Discontinued operations:
     Income from operations                                 -              -
     Income (loss) on disposal                              .02           (.11)
                                                     ----------     ----------
  Total                                                    $.50           $.28
                                                     ==========     ==========

                                                          Six Months Ended
                                                              June 30
                                                     -------------------------
                                                        1997           1996
                                                     ----------     ----------
Income from continuing operations                    $   12,801     $   10,251
Discontinued operations:
  Income from operations                                    -               71
  Income (loss) on disposal                                 319         (1,540)
                                                     ----------     ----------
Total net income                                     $   13,120     $    8,782
                                                     ==========     ==========

Weighted average number of shares issued             13,375,583     13,636,457
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher              646,923        658,636
Net shares assumed issued for performance shares
  pending issuance based on satisfaction of
  vesting requirements                                    4,625            -
                                                     ----------     ----------
Fully diluted shares                                 14,027,131     14,295,093
                                                     ==========     ==========

Income per common share:
  Continuing operations                                    $.91           $.72
  Discontinued operations:
     Income from operations                                 -              -
     Income (loss) on disposal                              .03           (.11)
                                                     ----------     ----------
  Total                                                    $.94           $.61
                                                     ==========     ==========

                                      2